EMPLOYMENT AGREEMENT


         AGREEMENT made as of March 9, 2005, by and between Maverick Oil and Gas, Inc., a Nevada corporation having its principal office at 22 Park Crescent, London, United Kingdom W1B 1PE ("Maverick"), and James Parrish, an individual currently residing at 3929 Saint Christopher Lane, Dallas, Texas 75287-6312 (the "Executive").


                               W I T N E S S E T H


         WHEREAS, Maverick desires to employ the Executive, and the Executive desires to be employed by Maverick, upon the terms and conditions hereof; and

         WHEREAS, Maverick and the Executive have agreed to enter into this Agreement in consideration for, and in connection with, that certain LLC Interest Purchase Agreement dated March 9, 2005 by and among Maverick and the members of Hurricane Energy LLC, a Delaware limited liability company, including the Executive (the "LLC Interest Purchase Agreement").

         NOW THEREFORE, in consideration of the foregoing, the mutual and dependent promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

         1. EMPLOYMENT. Maverick hereby employs the Executive and the Executive hereby agrees to be employed by Maverick, subject to the terms and conditions hereinafter set forth.

         2. TERM. The initial term of this Agreement shall begin on March 9, 2005 (the "Employment Date") and shall continue for a period of five years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, the term of this Agreement may be extended for such additional period or periods as shall be mutually agreed to in writing by the Executive and Maverick.

         3. DUTIES. The Executive shall perform the duties and have the authority normally associated with the position of Executive Vice President - Operations and Business Development of Maverick. In the performance of his duties, the Executive shall comply with the policies of and be subject to the reasonable direction of the Board of Directors of Maverick. The Executive shall report directly to the Chairman of the Board.

         The Executive agrees to devote his entire working time, attention and energies to the performance of the business of Maverick and of any of its subsidiaries or affiliates by which he may be employed. The Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be contrary to the best interests of Maverick.

         The Executive shall perform his duties hereunder in the City of Dallas, Texas or Fort Lauderdale, Florida.

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         4. COMPENSATION. As compensation for the services to be rendered by the
Executive hereunder, Maverick agrees to pay, or cause to be paid to the Executive, and the Executive agrees to accept, an annual salary of $155,000 payable in semi-monthly installments; provided, however, that the Compensation Committee of the Board of Directors (the board if no such committee exists) shall review the Executive's salary on the six-month anniversary of this Agreement, and thereafter on the annual anniversary of this Agreement, and consider, in good faith, whether such salary should be increased based on the Executive's performance hereunder.

         5. STOCK OPTIONS. Maverick shall also grant to the Executive, effective as of the date the Executive executes this Agreement, incentive stock options (the "Options") to purchase up to 1,230,000 shares of Maverick's common stock at an initial exercise price per share equal to $2.29. The Optionee's right to exercise this option shall become vested in five annual increments on the anniversary dates of the granting of the Options as set forth in the Incentive Stock Option Agreement executed by Maverick in favor of the Executive of even date herewith.


         6. ADDITIONAL COMPENSATION. Maverick may also pay the Executive such other additional compensation as may from time to time be determined by Maverick. The incentive parameters shall be set by the Compensation Committee of the Board of Directors each year, if such a Committee exists; otherwise by the Board.

         7. EMPLOYEE BENEFITS. During the period the Executive is employed hereunder, the Executive shall be permitted to participate in all group health, hospitalization and disability insurance programs, pension plans and similar benefits that are now or may become available to employees of Maverick. During the period the Executive is employed hereunder, the Executive shall be entitled to four-weeks of paid vacation each year in accordance with the vacation policy of Maverick.


         8. REIMBURSEMENT OF EXPENSES. During the period the Executive is employed hereunder, Maverick shall reimburse the Executive for reasonable and necessary out-of-pocket expenses advanced or expended by the Executive or incurred by him for or on behalf of Maverick in connection with his duties hereunder in accordance with its customary policies and practices for senior executive employees.


         9. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.


              (a) The Executive's employment hereunder may be terminated at any time upon written notice by Maverick, upon the occurrence of any of the following events:


                  (i)      the death of the Executive;

                  (ii) the disability of the Executive (as defined in paragraph 9(b)); or

                  (iii) the determination that there is "Cause" (as hereinafter defined) for such termination upon 10 days' prior written notice to the Executive.


              (b) For purposes hereof, the term "disability" shall mean the inability of the Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of four consecutive months or for a total of six months (whether or not consecutive) in any 12 month period during the term of this Agreement.


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

              (c) For purposes hereof, "Cause" shall mean the following: (i) conviction of the Executive for any felony, fraud, embezzlement or crime of moral turpitude; (ii) controlled substance abuse or drug addiction; (iii) alcoholism which interferes with or affects the Executive's responsibilities to Maverick or which reflects negatively upon the integrity or reputation of Maverick; (iv) gross negligence which is materially injurious to Maverick; (v) any violation of any express written directions or any reasonable written rule or regulation established by Maverick's Board of Directors from time to time regarding the conduct of its business, which violation has not been cured to Maverick's satisfaction within 15 calendar days of the dispatch of written notice to the Executive of the violation; (vi) any violation by the Executive of any material term or condition of this Agreement, which violation has not been cured to Maverick's satisfaction within 15 calendar days of the dispatch of written notice to the Executive of the violation; or (vii) any willful, intentional and material breach of a representation, warranty, covenant or agreement of the Executive contained in the LLC Interest Purchase Agreement. (


              d) In the event that the Executive's employment is terminated without Cause by Maverick or by reason of his death or disability; (i) the Executive will be entitled to be paid his base salary and benefits, not including additional compensation, for a period of six months from the effective date of termination, but in no case shall such severance extend the term of this Agreement beyond the term set forth in Section 2 above; and (ii) vesting of the stock options referred to under Section 5 above will continue through this severance period. If the Executive's employment is terminated for "Cause" by Maverick by the Executive, the Executive will be entitled to be paid his base salary only for the period through the effective date of such termination, and vesting of the stock options referred to under Section 5 above shall cease as of such date of termination.


         10. REPRESENTATIONS AND AGREEMENTS OF THE EXECUTIVE. The Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of his duties hereunder.

         11. NON-COMPETITION.


              (a) The Executive agrees that if his employment is terminated for any reason or if he leaves the employ of Maverick for any reason, other than upon the expiration of the term of this Agreement, for a period of one year from the date of such termination of employment, he will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of Maverick or its subsidiaries ("Competitive Business"), in any geographic area where, during the time of his employment, the business of Maverick or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of Maverick or any subsidiary thereof, or solicit, call on or induce others to solicit or call on, directly or indirectly, any customers or prospective customers of Maverick for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of Maverick; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent of any class of stock or securities of such company.

              (b) If any portion of the restrictions set forth in paragraph 11(a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.



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

              (c) The Executive declares that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of Maverick. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Executive agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

              (d) The existence of any claim or cause of action by the Executive against Maverick or any subsidiary other than under this Agreement shall not constitute a defense to the enforcement by Maverick or any of its subsidiaries of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately, except to the extent such claim directly arises from a failure by Maverick to pay to the Executive any severance due under this Agreement.


12. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

              (a) The Executive shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him during the course, of or as an incident to his employment hereunder, relating to Maverick or any of its subsidiaries, the directors of Maverick or its subsidiaries, any client of Maverick or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information.

              (b) All information and documents relating to Maverick, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of Maverick, and the Executive shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of the Executive's employment with Maverick, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in the Executive's possession or control shall be returned and left with Maverick.

         13. RIGHT TO INJUNCTION. The Executive recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by the Executive, Maverick shall be entitled to injunctive relief or any other legal or equitable remedies. The Executive agrees that Maverick may recover by appropriate action the amount of the actual damage caused Maverick by any failure, refusal or neglect of the Executive to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         14. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         15. GOVERNING LAW. All matters concerning the validity, construction, interpretation and performance under this Agreement shall be governed by the laws of the State of Florida, without giving effect to any conflict of laws principles thereunder.



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

         16. SEVERABILITY. The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         17. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         18. WAIVER OR BREACH. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

         19. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

         20. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

         21. SURVIVAL. The termination of the Executive's employment hereunder shall not affect the enforceability of Sections 11 and 12 hereof.

         22. FURTHER ASSURANCES. The parties agree to execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

         23. HEADINGS. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

         24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


MAVERICK OIL AND GAS, INC.

By: /s/ Michael Garland                                  /s/ James Parish
-----------------------                                  -----------------------
Name:  Michael Garland                                   JAMES PARRISH
Title: President

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